UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

Watts Water Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11499	04-2916536
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Chestnut Street, North Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 688-1811

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This current report on Form 8-K/A updates information provided on a Form 8-K dated May 11, 2011, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Watts Water Technologies, Inc. (the “Company”) Annual Meeting of Stockholders held on May 11, 2011 (the “2011 Annual Meeting”).

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers held at the 2011 Annual Meeting, “Three Years” received the highest number of votes cast on the frequency proposal. In accordance with the stockholder voting results, and consistent with the recommendation of the Company’s Board of Directors in the Proxy Statement for the 2011 Annual Meeting, the Company’s Board of Directors has determined that future stockholder advisory votes on executive compensation will occur every three years. Accordingly, the next stockholder advisory vote on executive compensation will be held at the Company’s 2014 Annual Meeting of Stockholders. The next required stockholder advisory vote on the frequency of the advisory vote on executive compensation will be held in six years at the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2011	WATTS WATER TECHNOLOGIES, INC.

By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage General Counsel